SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT:  July 7, 1999
(Date of earliest event reported)  June 28, 1999



                DOBSON COMMUNICATIONS CORPORATION
      (Exact name of registrant as specified in its charter)


          OKLAHOMA               333-23769          73-1110531
(State or other jurisdiction    (Commission        (IRS Employer
     of incorporation)          File Number)     Identification No.)


            13439 North Broadway Extension, Suite 200
                     Oklahoma City, Oklahoma             73114
             (Address of principal executive offices)  (Zip Code)


                          (405) 391-8500
       (Registrant's telephone number, including area code)

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS

     On June 28, 1999, Dobson Communications Corporation (the "Company"), through its wholly-owned subsidiary, Dobson Cellular of Maryland, Inc. acquired the Maryland 1 Rural Service Area
(RSA) from First Cellular of Maryland, Inc. for $9.1 million. Maryland 1 RSA covers an area with a population of approximately 60,000.

     Maryland 1 RSA encompasses Garrett County, the westernmost county of the Maryland and a small section of West Virginia, which adjoin the Company's previously acquired cluster of Cumberland MSA, Hagerstown MSA and Pennsylvania 10 RSA. The acquisition increases the population of Dobson's western Maryland cluster to approximately 480,000 and the Company's total population bases under management to approximately 5.8 million.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     The following exhibits are filed as a part of this report:

Exhibit
  No.          Description                            Method of Filing
-------        -----------                            ----------------

 2.0           Agreement and Plan of Merger              (1) [2.11]
               dated November 24, 1998 between
               First Cellular of Maryland, Inc.
               and Dobson Cellular of Maryland, Inc.

99.1           Press Release dated June 28, 1999         (2)

----------------

(1) Filed as an exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-71633), as the exhibit number indicated in brackets and incorporated by reference herein.

(2) Filed herewith.
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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     July 7, 1999          Dobson Communications
                                Corporation
                                (Registrant)

                                By EVERETT R. DOBSON
                                   Everett R. Dobson
                                   Chairman of the Board and
                                   Chief Executive Officer


                                By BRUCE R. KNOOIHUIZEN
                                   Bruce R. Knooihuizen
                                   Vice President and Chief
                                   Financial Officer

                          EXHIBIT INDEX

Exhibit
  No.      Description                          Method of Filing
-------    -----------                          ----------------

  2.0   Agreement and Plan of Merger dated   Incorporated herein by reference
        November 24, 1998 between First
        Cellular of Maryland, Inc. and
        Dobson Cellular of Maryland, Inc.

 99.1   Press Release dated June 28, 1999    Filed herewith electronically